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                                                                     EXHIBIT 5.1


                      [MANATT PHELPS PHILLIPS LETTERHEAD]


October 24, 1997

                                                              File No: 13938-037

Central Financial Acceptance Corporation
5480 East Fergusson Drive
Commerce, California 90022

                RE: REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

                We have examined the Registration Statement on Form S-1 filed by Central Financial Acceptance Corporation ("CFAC") and CFAC Capital I ("CFAC Capital") with the Securities and Exchange Commission on October 6, 1997 (Registration Nos. 333-37213 and 333-37213-01), Amendment No. 1 thereto filed October 17, 1997 and Amendment No. 2 thereto proposed to be filed on or about October 24, 1997 (as so amended, the "Registration Statement") relating to the public offering by CFAC Capital of up to 2,415,000 __% Cumulative Trust Preferred Securities (the "Trust Preferred Securities"). As counsel to CFAC in connection with this transaction, we have examined such corporate documents and records as we have deemed necessary or advisable for the purposes of this opinion. Based on these examinations, it is our opinion that:

        1. CFAC has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware.

        2. The Guarantee, when executed and delivered as contemplated by the Registration Statement, and the Junior Subordinated Debentures, when issued and paid for as contemplated by the Registration Statement, will be validly issued obligations of CFAC enforceable in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

Capitalized terms used herein have the meanings ascribed to such terms in the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name, whenever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto. This opinion is furnished to CFAC in connection with the registration of the Guarantee and the Junior Subordinated Debentures, is solely for the benefit of CFAC and may not be relied upon by, nor copies delivered to, any other person without our prior written consent.

                                Very truly yours,


                                /s/ MANATT, PHELPS & PHILLIPS, LLP

                                MANATT, PHELPS & PHILLIPS, LLP